Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Amendment 1 to the Schedule 13G dated August 14, 2026 relating to the Class A Common Stock, par value $0.0001 per share, of Appian Corporation shall be filed on behalf of the undersigned.

RPD FUND MANAGEMENT LLC

By:	/s/ Ahmet H. Okumus
Name: Ahmet H. Okumus
Title: Managing Member

RPD OPPORTUNITY FUND LP

By:	RPD Opportunity LLC, its general partner

By:	/s/ Ahmet H. Okumus
Name: Ahmet H. Okumus
Title: Managing Member

RPD OPPORTUNITY LLC

By:	/s/ Ahmet H. Okumus
Name: Ahmet H. Okumus
Title: Managing Member

AHMET H. OKUMUS

By:	/s/ Ahmet H. Okumus